Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D with respect to the Class A Units of Genesis Energy, L.P., and further agree to the filing of this Joint Filing Agreement as an Exhibit to such joint filings. In addition, each party to this Joint Filing Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of January 7, 2011.

Q GEI HOLDINGS, LLC

By:	/s/ Steve Putman
Name: Steve Putman
Title: Secretary

QUINTANA ENERGY PARTNERS II, L.P.

By: Quintana Capital Group II, L.P., its general partner

By: Quintana Capital Group GP, Ltd., its general partner

By:	/s/ Steve Putman
Name: Steve Putman
Title: Managing Director

QEP II GENESIS TE HOLDCO, LP

By: Quintana Capital Group II, L.P., its general partner

By: Quintana Capital Group GP, Ltd., its general partner

By:	/s/ Steve Putman
Name: Steve Putman
Title: Managing Director

[Schedule 13D Joint Filing Agreement]

QUINTANA CAPITAL GROUP II, L.P.

By: Quintana Capital Group GP, Ltd., its general partner

By:	/s/ Steve Putman
Name: Steve Putman
Title: Managing Director

QUINTANA CAPITAL GROUP GP, LTD.

By:	/s/ Steve Putman
Name: Steve Putman
Title: Managing Director

QEP MANAGEMENT CO., L.P.

By: QEP Management Co. GP, LLC, its general partner

By:	/s/ Steve Putman
Name: Steve Putman
Title: Authorized Person

QEP MANAGEMENT CO. GP, LLC

By:	/s/ Steve Putman
Name: Steve Putman
Title: Authorized Person

[Schedule 13D Joint Filing Agreement]